Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference and use of our reports dated February 29, 2016, on the financial statements and financial highlights of American Beacon AHL Managed Futures Strategy Fund, American Beacon Bahl & Gaynor Small Cap Growth Fund, American Beacon Bridgeway Large Cap Value Fund, American Beacon Holland Large Cap Growth Fund, American Beacon Ionic Strategic Arbitrage Fund, American Beacon Stephens Mid-Cap Growth Fund and American Beacon Stephens Small Cap Growth Fund, as of and for the year/period ended December 31, 2015, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 255 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ Ernst & Young, LLP

Dallas, Texas

April 25, 2016